EXHIBIT 16

September 17, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 9 of The Clorox’s Company Form 10-K dated

September 18, 2003 and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP